UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 20, 2020

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 8.01Other Events

On April 7, 2020, USA Truck Inc., a Delaware corporation (the “Company”), in accordance with the terms of the Amended and Restated Loan and Security Agreement, dated January 31, 2019, by and among the Company, the subsidiaries of the Company from time to time party thereto as borrowers, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as Agent (the “Credit Agreement”), provided notice to the Agent that, effective as of April 20, 2020, the Company was permanently reducing the revolving credit commitment under the Credit Agreement by $55,000,000 such that the revolving credit commitment will be $170,000,000 from and after April 20, 2020.  The reduction in the revolving credit commitment will also reduce the fees paid by the Company in connection with such commitment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	April 21, 2020	/s/ Zachary B. King
Zachary B. King
Principal Accounting Officer